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                                                                    EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

Subsidiary                                                          Jurisdiction
----------                                                          ------------
SD Property Group, Inc.............................................       Ohio
Simon Property Group, L.P. (1).....................................   Delaware

(1) As of December 31, 1998, the Registrant held a noncontrolling 50.4% ownership interest in Simon Property Group. L.P.

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